Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS SECOND QUARTER 2016 RESULTS

PHOENIX, August 4, 2016 (Globe Newswire) – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended July 3, 2016.

Second Quarter Highlights:

•	Net sales of $1.0 billion; a 14% increase from the same period in 2015
•	Comparable store sales growth of 4.1% and two-year comparable store sales growth of 8.9%
•	Net income of $37 million and diluted earnings per share of $0.25
•	Net income increased 19% from the same period in 2015, and 6% from adjusted net income
•	Diluted earnings per share increased 25% from the same period in 2015, and 14% from adjusted diluted earnings per share

“Sprouts’ healthy living for less business continues to resonate with customers as we grow coast to coast,” said Amin Maredia, chief executive officer of Sprouts Farmers Market.  “Despite the deflationary environment, our team continues to produce solid comparable store sales growth through improved traffic of 3.5% and increased tonnage. We remain laser-focused on our strategic priorities to drive performance today while continuing to invest in team members, technology and infrastructure for sustainable long-term growth.”

In order to aid in understanding the company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented certain non-GAAP measures which are explained and reconciled to the GAAP measures in the tables included in this release. For 2016 and 2015, the company has presented EBITDA and adjusted EBITDA, respectively. In addition, for 2015, the company has presented adjusted net income and adjusted earnings per share. In each case, the “adjusted” measure excludes the after-tax impact of disposal of assets, store closure and exit costs, secondary offering expenses and loss on extinguishment of debt.  For the first half of 2016, such adjustments would be immaterial.  Accordingly, the company has presented net income, earnings per share and EBITDA for 2016 without adjustment and has provided comparisons of such measures to the corresponding adjusted measures from 2015. Where applicable, results are first presented on a GAAP basis and then on an adjusted basis.

Second Quarter 2016 Financial Results

Net sales for the second quarter of 2016 were $1.0 billion, a 14% increase compared to the same period in 2015.   Net sales growth was driven by a 4.1% increase in comparable store sales and solid performance in new stores opened.

Gross profit for the quarter increased 16% to $306 million, resulting in a gross profit margin of 29.6%, an increase of 40 basis points compared to the same period in 2015.  This increase reflects higher margins in certain categories primarily due to deflation and improved shrink.

Direct store expenses (“DSE”) as a percentage of sales for the quarter increased 40 basis points to 20.1% compared to the same period in 2015.  This was primarily due to higher payroll expense from planned wage increases and increased training costs.

Selling, general and administrative expenses (“SG&A”) as a percentage of sales for the quarter increased 40 basis points to 3.0%, compared to the same period in 2015. This was primarily driven by higher stock compensation costs due to executive changes in 2015, higher bonus expense accrual versus the prior year, and higher corporate overhead as we continue to build out infrastructure to support our growth.

Net income for the quarter was $37 million, up $6 million from the same period in 2015.  Excluding the after-tax impact of the loss on disposal of assets, the store closure and exit costs and loss on extinguishment of debt in the second quarter of 2015, net income for the quarter increased 6% compared to adjusted net income of $35 million for the same period in 2015. Diluted earnings per share was $0.25, a 25% increase from diluted earnings per share of $0.20 and a 14% increase from adjusted diluted earnings per share of $0.22, for the same period in 2015.  These increases were driven by higher sales and margins, the benefit from lower interest expense due to a voluntary pay-down on our revolving credit facility and fewer shares outstanding due to our repurchase program.

Fiscal Year-to-Date Financial Results

For the 26-week period ended July 3, 2016, net sales were $2.0 billion, or a 15% increase compared to the same period in 2015.  Growth was driven by a 4.4% increase in comparable store sales and solid performance in new stores opened.  Net income was $83 million, up $15 million from the same period in 2015. Excluding the after-tax impact of the loss on extinguishment of debt, store closure and exit costs, secondary offering expenses and loss on disposal of assets in the first half of 2015, net income increased 13% compared to adjusted net income of $74 million for the same period in 2015. Diluted earnings per share was $0.55, a 25% increase from diluted earnings per share of $0.44 and a 17% increase from adjusted diluted earnings per share of $0.47, for the same period in 2015.

Growth and Development

During the second quarter of 2016, we opened 12 new stores: one each in Alabama, Colorado, Georgia, Kansas, Oklahoma, Nevada and Texas; two in Arizona; and three in California.  Three additional stores have been opened in the third quarter, resulting in 26 stores opened year-to-date and a total of 243 stores in 13 states as of August 4, 2016. The company expects to open a total of 36 stores in 2016 representing a 17% increase in total store count.

Leverage and Liquidity

We generated cash from operations of $148 million year-to-date through July 3, 2016 and invested $79 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we purchased $65 million of our common stock in the second quarter, fully utilizing our $150 million share repurchase authorization. We ended the quarter with a $160 million balance on our revolving credit facility, $2 million of letters of credit outstanding under the facility, and $78 million in cash and cash equivalents.

2016 Outlook

We have adjusted our 2016 guidance, primarily due to the deflationary environment. The following provides information on our guidance for 2016:

Q3 2016 Guidance
Comparable store sales growth	3.0% to 4.0%

Full-Year 2016 Guidance
	52-week to 52-week	53-week to 52-week
Net sales growth	15.5% to 16.5%	13% to 14%
Unit growth	36 new stores	36 new stores
Comparable store sales growth (1)	3.5% to 4.5%	3.5% to 4.5%
Diluted earnings per share (2)	$0.92 to $0.94	$0.92 to $0.94
EPS growth (3)	10% to 12%	7% to 9%
EBITDA growth (3)	8% to 10%	5% to 7%
Capital expenditures	$155M to $165M	$155M to $165M
(net of landlord reimbursements)

(1)	Comparable store sales growth is on an equal 52-week to 52-week basis.
(2)	Based on a weighted average share count of approximately 151 million shares for 2016.
(3)	Compared to adjusted measures in 2015.

Please see the explanation and reconciliation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share to the comparable GAAP measures for the 13 and 26 weeks ended July 3, 2016 and June 28, 2015, as applicable, in the tables included below.

Second Quarter 2016 Conference Call

We will hold a conference call at 7 a.m. Pacific Daylight Time (10 a.m. Eastern Daylight Time) on Thursday, August 4, 2016, during which Sprouts executives will further discuss our second quarter 2016 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 44772153

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 44772153.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook and new store openings for 2016. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 23,000 team members and operates more than 240 stores in thirteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Net sales	$1,031,643	$902,153	$2,024,884	$1,759,659
Cost of sales, buying and occupancy	725,841	638,514	1,412,569	1,238,227
Gross profit	305,802	263,639	612,315	521,432
Direct store expenses	207,107	177,381	400,885	340,571
Selling, general and administrative expenses	30,922	23,390	61,818	47,417
Store pre-opening costs	4,213	2,507	8,179	5,280
Store closure and exit costs	98	315	135	1,544
Income from operations	63,462	60,046	141,298	126,620
Interest expense	(3,661)	(4,437)	(7,262)	(10,305)
Other income	90	112	191	174
Loss on extinguishment of debt	—	(5,481)	—	(5,481)
Income before income taxes	59,891	50,240	134,227	111,008
Income tax provision	(22,682)	(18,918)	(50,811)	(42,219)
Net income	$37,209	$31,322	$83,416	$68,789
Net income per share:
Basic	$0.25	$0.20	$0.56	$0.45
Diluted	$0.25	$0.20	$0.55	$0.44
Weighted average shares outstanding:
Basic	149,170	153,393	149,931	152,814
Diluted	151,498	155,949	152,322	155,728

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	July 3, 2016	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$78,444	$136,069
Accounts receivable, net	17,719	20,424
Inventories	189,165	165,434
Prepaid expenses and other current assets	19,954	23,288
Total current assets	305,282	345,215
Property and equipment, net of accumulated depreciation	549,726	494,067
Intangible assets, net of accumulated amortization	198,309	198,601
Goodwill	368,078	368,078
Other assets	23,734	19,003
Deferred income tax assets	—	1,400
Total assets	$1,445,129	$1,426,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$175,235	$134,480
Accrued salaries and benefits	28,679	30,717
Other accrued liabilities	43,189	50,253
Current portion of capital and financing lease obligations	6,286	14,972
Total current liabilities	253,389	230,422
Long-term capital and financing lease obligations	115,881	115,500
Long-term debt	160,000	160,000
Other long-term liabilities	109,461	97,450
Deferred income tax liability	12,190	—
Total liabilities	650,921	603,372
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 148,424,200 and 152,577,884 shares issued and outstanding, July 3, 2016 and January 3, 2016, respectively	148	153
Additional paid-in capital	589,458	577,393
Retained earnings	204,602	245,446
Total stockholders’ equity	794,208	822,992
Total liabilities and stockholders’ equity	$1,445,129	$1,426,364

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Twenty-Six Weeks Ended
	July 3, 2016	June 28, 2015
Cash flows from operating activities
Net income	$83,416	$68,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	38,813	32,816
Accretion of asset retirement obligation and closed facility reserve	176	178
Amortization of financing fees and debt issuance costs	231	501
Loss on disposal of property and equipment	57	405
Equity-based compensation	6,325	2,434
Loss on extinguishment of debt	—	5,481
Deferred income taxes	13,590	1,620
Changes in operating assets and liabilities:
Accounts receivable	3,015	(4,874)
Inventories	(23,731)	(15,386)
Prepaid expenses and other current assets	3,334	2,220
Other assets	(4,961)	(6,149)
Accounts payable	24,768	26,527
Accrued salaries and benefits	(2,038)	(7,694)
Other accrued liabilities	(7,395)	(2,079)
Other long-term liabilities	12,340	16,151
Cash flows from operating activities	147,940	120,940
Cash flows from investing activities
Purchases of property and equipment	(85,081)	(74,541)
Proceeds from sale of property and equipment	662	2
Purchases of leasehold interest	(491)	—
Cash flows used in investing activities	(84,910)	(74,539)
Cash flows from financing activities
Proceeds from revolving credit facility	—	260,000
Payments on revolving credit facility	—	(100,000)
Payments on term loan	—	(261,250)
Payments on capital lease obligations	(350)	(316)
Payments on financing lease obligations	(1,780)	(1,700)
Payments of deferred financing costs	—	(1,896)
Repurchase of common stock	(124,265)	—
Excess tax benefit for exercise of stock options	3,687	19,288
Proceeds from the exercise of stock options	2,053	6,218
Cash flows used in financing activities	(120,655)	(79,656)
Decrease in cash and cash equivalents	(57,625)	(33,255)
Cash and cash equivalents at beginning of the period	136,069	130,513
Cash and cash equivalents at the end of the period	$78,444	$97,258

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the company has presented EBITDA for 2016 and for 2015, adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and they are a component of incentive compensation. The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion, and defines adjusted EBITDA as EBITDA as further adjusted to exclude store closure and exit costs, gains and losses from disposal of assets, expenses incurred by the company in its secondary public offerings and employment taxes paid by the company in connection with options exercised in those offerings (“Public Offering Expenses”) and the loss on extinguishment of debt. The company defines adjusted net income as net income excluding, gain and losses from disposal of assets, store closure and exit costs, Public Offering Expenses, the loss on extinguishment of debt and the related tax impact of those adjustments. For the thirteen and twenty-six weeks ended July 3, 2016, such further adjustments to net income and EBITDA were immaterial; thus only EBITDA is presented.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and twenty-six weeks ended June 28, 2015 and July 3, 2016:

SPROUTS FARMERS MARKET, INC.AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Net income	$37,209	$31,322	$83,416	$68,789
Income tax provision	22,682	18,918	50,811	42,219
Interest expense, net	3,661	4,437	7,261	10,305
Earnings before interest and taxes (EBIT)	63,552	54,677	141,488	121,313
Depreciation, amortization and accretion	20,077	17,062	38,989	32,994
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$83,629	$71,739	180,477	154,307

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen and twenty-six weeks ended June 28, 2015:

	Thirteen Weeks Ended	Twenty-Six Weeks Ended
	June 28, 2015	June 28, 2015
Net income	$31,322	$68,789
Income tax provision	18,918	42,219
Net income before income taxes	50,240	111,008
Store closure and exit costs (a)	315	1,544
Loss on disposal of assets (b)	133	405
Secondary offering expenses including employment taxes on options exercise (c)	—	335
Loss on extinguishment of debt (d)	5,481	5,481
Adjusted income tax provision (e)	(21,151)	(45,172)
Adjusted net income	35,018	73,601
Interest expense, net	4,434	10,297
Adjusted income tax provision (e)	21,151	45,172
Adjusted earnings before interest and taxes (EBIT)	60,603	129,070
Depreciation, amortization and accretion	16,966	32,840
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$77,569	$161,910
Adjusted Net Income Per Share
Net income per share—basic	$0.20	$0.45
Per share impact of net income adjustments	$0.03	$0.03
Adjusted net income per share—basic	$0.23	$0.48
Net income per share—diluted	$0.20	$0.44
Per share impact of net income adjustments	$0.02	$0.03
Adjusted net income per share—diluted	$0.22	$0.47

(a)

Store closure and exit costs represents reserves established for closed stores and facilities, adjustments to those reserves for changes in expectations for sublease or actual subleases or settlements with landlords. Ongoing expenses related with the closed facilities are also included. The company excluded store closure and exit costs from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(b)

Loss on disposal of assets represents the losses recorded in connection with the disposal of property and equipment.  The company excluded losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(c)

Secondary offering expenses including employment taxes on options exercises represents expenses the company incurred in its secondary public offerings and employment taxes paid by the company in connection with options exercised in those offerings. The company excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(d)

Loss on extinguishment of debt represents expenses the Company recorded in connection with its April 2015 refinancing, including write-off of deferred financing costs and original issue discounts associated with the former credit agreement.  The Company has excluded this item from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.

(e)

Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (d) above based on statutory tax rates for the period. The company excluded these items from its adjusted income tax provision because management believed they did not directly reflect the ongoing performance of its store operations and were not reflective of its ongoing income tax provision.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

8/4/16